Exhibit 3.1
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
BOWLERO CORP.

Bowlero Corp. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:
1.This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation's Certificate of Incorporation filed with the Secretary of State on December 15, 2021 (the “Certificate of Incorporation”).
2.Article 1 of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:
The name of the corporation is Lucky Strike Entertainment Corporation.
3.This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
4. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by the undersigned, this 11th day of December, 2024.

By: /s/ Jason Cohen Name: Jason Cohen Title: Chief Legal Officer and Secretary